EX-g.1.

                          ZERO FIRST YEAR YRT AGREEMENT
                                   NO. 3624-03


                                     BETWEEN

               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                              OF PURCHASE, NEW YORK
                                (CEDING COMPANY)

                                       AND

                  TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
                              OF PURCHASE, NEW YORK
                                   (REINSURER)




                            EFFECTIVE MARCH 29, 2004

                                TABLE OF CONTENTS


              ARTICLES

1        Preamble
2        Basis of Reinsurance
3        Automatic Reinsurance
4        Procedures for Facultative Reinsurance
5        Liability
6        Notification and Reporting of Reinsurance
7        Plans of Insurance
8        Reinsurance Premiums
9        Premium Accounting
10       Reinstatement
11       Reductions, Terminations and Changes
12       Claims
13       Extra Contractual Damages
14       Increase in Retention and Recapture
15       Insolvency
16       Arbitration
17       DAC Tax
18       Entire Agreement
19       Service of Suit
20       General Provisions
21       Commencement and Termination

              SCHEDULES

        A     Specifications
        B     Limits
        C     Definitions

              EXHIBIT

        I     Reinsurance Premiums
       II     YRT Premium Rates
      III     Reports

                                    ARTICLE 1

                                    PREAMBLE

1.01 This Agreement is made and entered into by and between Jackson National Life Insurance Company of New York (hereinafter referred to as the "Ceding Company") and Transamerica Financial Life Insurance Company (hereinafter referred to as the "Reinsurer").

1.02 The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

                                    ARTICLE 2

                              BASIS OF REINSURANCE

2.01 BASIS. Reinsurance under this Agreement must be life insurance as described in Schedule A.

2.02 AUTOMATIC REINSURANCE. The Ceding Company shall cede and the Reinsurer shall automatically reinsure policies issued under the plans of insurance and other additional benefits described in Schedule A subject to the requirements described in Article 3.

2.03 FACULTATIVE REINSURANCE. The Ceding Company may submit to the Reinsurer any coverage described in Schedule A for facultative review subject to the procedures described in Article 4.

2.04 INITIAL MINIMUM. The initial minimum amount of life reinsurance on any individual policy must be greater than or equal to the amount stated in Schedule A.

2.05 SUBSEQUENT MINIMUM. If the subsequent amount of life reinsurance net amount at risk falls below the minimum amount stated in Schedule A on any policy, as of that date all of the life reinsurance on that policy shall terminate.

2.06 ISSUANCE OF BUSINESS. In no event shall the Reinsurer be liable for reinsurance unless the issuance of the insurance by the Ceding Company constituted the transacting of business in a jurisdiction in which the Ceding Company is properly licensed.

                                    ARTICLE 3

                              AUTOMATIC REINSURANCE

3.01 REQUIREMENTS.

     a) The individual risk must be a permanent resident of the United States or its territories.

     b) The individual risk must be underwritten by the Ceding Company according to its standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs shall be excluded from this Agreement. Any proposed changes to the Ceding Company's standard underwriting practices or guidelines shall be submitted to the Reinsurer for written approval prior to implementation.

     c) Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company shall not qualify for automatic reinsurance.

     d)   The issue age on any risk must not exceed the limit stated in Schedule
          A.

     e) The mortality rating on each individual risk must not exceed the limit stated in Schedule A.

     f) The maximum amount of insurance issued and applied for in all companies on each risk (without deductions for replacements) must not exceed the jumbo limits as stated in Schedule B.

     g) The maximum amounts of insurance to be reinsured on a life must not exceed the automatic binding limits as stated in Schedule B.

     h) On each individual life, the Ceding Company must retain the amounts of insurance as stated in Schedule B.

                                    ARTICLE 4

                     PROCEDURES FOR FACULTATIVE REINSURANCE

4.01 SUBMISSION. The Ceding Company may submit for facultative evaluation any coverage applied for under a plan of insurance described in Schedule A that does not qualify for Automatic Reinsurance or that the Ceding Company prefers to submit on a facultative basis.

4.02 COVERAGE. An application for facultative reinsurance is for life insurance only.

4.03 UNDERWRITING DOCUMENTATION AND ACCEPTANCE. Copies of all underwriting documentation relating to the insurability of the individual risk submitted for facultative reinsurance must be sent to the Reinsurer. After the Reinsurer has examined the underwriting documentation sent, it will promptly notify the Ceding Company of its final underwriting acceptance or its underwriting offer subject to additional requirements. The Reinsurer's final underwriting acceptance on the individual risk will automatically terminate when the first of the following situations occurs:

     a) The date the Reinsurer receives notice from the Ceding Company of the withdrawal of the Ceding Company's application, or

     b)   Ninety (90) days after the Reinsurer made its acceptance or

     c) The expiration date specified in the Reinsurer's final underwriting acceptance.

                                    ARTICLE 5

                                    LIABILITY

5.01 AUTOMATIC REINSURANCE. The Reinsurer's liability for automatic reinsurance shall begin simultaneously with the Ceding Company's liability.

5.02 CONDITIONAL RECEIPT. The Reinsurer shall be liable for benefits paid under the Ceding Company's conditional receipt, temporary insurance or other pre-issue benefit or liability provided the requirements for automatic reinsurance, as stated in Article 3 of this Agreement, are met.

5.03 FACULTATIVE REINSURANCE. The Reinsurer's liability for facultative reinsurance on the individual risk shall begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted in writing the application for facultative reinsurance and the Ceding Company has accepted the Reinsurer's offer.

5.04 TERMINATION. The Reinsurer's liability for reinsurance on the individual risk shall terminate when the Ceding Company's liability terminates.

5.05 LIABILITY OF REINSURER. The Reinsurer shall be liable to the Ceding Company in the same manner as the Ceding Company is liable on the particular policy form(s) reinsured under this Agreement to the extent such terms and conditions are not contrary to the terms and conditions of this Agreement.

5.06 RECEIPT OF PREMIUM. The initial and subsequent reinsurance premiums must be received by the Reinsurer as stated in Article 9 in order to maintain the Reinsurer's liability on each individual risk.

5.07 BACKDATING. The Reinsurer agrees to accept reinsurance coverage for policies backdated up to six (6) months prior to the effective date of this Agreement to save age.

                                    ARTICLE 6

                    NOTIFICATION AND REPORTING OF REINSURANCE

6.01 NOTIFICATION. The Ceding Company shall notify the Reinsurer of all cessions in a format or structure that would include the data described in Exhibit III. The Ceding Company shall also notify the Reinsurer of any increase, reduction or change in existing reinsurance in the manner described in Exhibit III.

6.02 ELECTRONIC REPORTING. The Ceding Company shall utilize electronic media for reporting purposes and shall consult with the Reinsurer to determine an appropriate format. Any subsequent changes to the reporting format shall be approved by the Reinsurer prior to implementation.

6.03 NEW YORK REPORTING REQUIREMENTS. The parties acknowledge that the Reinsurer is required, in accordance with New York Regulation 11 NYCRR 92.1, to supply annual filings to the New York Department of Insurance related to the business it reinsures. In order for the Reinsurer to comply with this requirement, the Ceding Company shall, no later than January 31 of each year, send the Reinsurer the required reporting information, as specified by the New York Department of Insurance from time to time, with respect to the business reinsured under this Agreement. The current version of these requirements is described at
HTTP://WWW.INS.STATE.NY.US/LIFERSVE.HTM in the file entitled "Traditional Life EDP filing Instructions." The Ceding Company acknowledges that the Reinsurer will rely upon the accuracy and completeness of the information submitted by the Ceding Company for this purpose.

                                    ARTICLE 7

                               PLANS OF INSURANCE

7.01 LIFE REINSURANCE. - Life reinsurance shall be on the yearly renewable term basis for the net amount at risk as described below:

     a) LEVEL TERM PLANS (TWENTY YEARS OR LESS) - The Reinsurer's net amount at risk shall be the reinsurance face amount.

     b) DECREASING TERM PLANS - The Reinsurer's net amount at risk shall be determined in accordance with the Ceding Company's table of reducing amount or commuted values for each policy year applied to the initial amount of reinsurance involved.

     c) LEVEL TERM PLANS (MORE THAN TWENTY YEARS) OR PERMANENT PLANS - The Reinsurer's net amount at risk shall be the difference between the reinsurance face amount and the cash value or terminal reserve of the life reinsurance. The cash value shall be based on the cash value of the corresponding life insurance and shall be rounded to the nearest dollar amount.

     d) UNIVERSAL LIFE PLANS - The Reinsurer's net amount at risk shall be the reinsurance face amount less the account value.

     e) The methods of calculating the net amount at risk described above may not be appropriate because of special options, structure of tables of amounts, rate of accumulation of cash surrender values and provisions guaranteeing an increase in the face amount under a given plan of insurance. Under these circumstances, the method for calculating the net amount at risk shall be submitted by the Ceding Company and must be agreed to by the Reinsurer.

7.02 STATUTORY RESERVES. The Reinsurer will hold reserves on a 1/2cx basis using 1980 CSO Select and Ultimate mortality tables and the prevailing statutory interest rate.

7.03 It is the intention of both the Reinsurer and the Ceding Company that the Ceding Company qualifies for reinsurance credit in the state of New York for reinsurance ceded hereunder. Without limiting the generality of the immediately preceding sentence, the Reinsurer shall, in conformity with all applicable laws and regulations governing the Reinsurer, take any and all commercially reasonable steps within its control so that the Ceding Company may take full credit in its SAP financial statements for the business ceded under this Agreement.

                                    ARTICLE 8

                              REINSURANCE PREMIUMS

8.01 REINSURANCE PREMIUM. The Ceding Company shall pay the reinsurance premium for each ceded risk to the Reinsurer on the basis described in Exhibit I, regardless of the method in which the Ceding Company receives premiums from its insureds.

8.02 ZERO FIRST YEAR. The Reinsurer shall allow a first year discount of [REDACTED] percent applied against the first year premium. Such calculation shall be reported by the Ceding Company in accordance with Exhibit III.

8.03 RENEWAL PREMIUM. The renewal reinsurance premiums for reinsurance under this Agreement, payable to the Reinsurer, shall be calculated on the basis of the premium rates in Exhibit II, less the discounts shown in Exhibit I.

8.04 GUARANTEED RATE. The life reinsurance rates described in 8.03 above are guaranteed for one policy year. However, the Reinsurer anticipates continuing to accept reinsurance premiums on the basis of the rates shown in Exhibit II. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for yearly renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

8.05 INCREASE IN MORTALITY CHARGE. The Ceding Company shall notify the Reinsurer of any increase in the mortality charge for the underlying insurance within thirty (30) days of such increase. The Reinsurer shall then have the right to revise the reinsurance premiums based on such increase.

8.06 PREMIUM TAX. The Reinsurer shall not reimburse the Ceding Company for any premium taxes which the Ceding Company shall be required to pay but which the Reinsurer shall not be required to pay on the reinsurance premiums payable under this Agreement.

                                    ARTICLE 9

                               PREMIUM ACCOUNTING

9.01  PAYMENT OF  REINSURANCE  PREMIUMS  AND  INTEREST  PENALTIES  BY THE CEDING
COMPANY.

     a) The reinsurance premiums shall be paid to the Reinsurer on the basis stated in Exhibit I.

     b) Within twenty-five (25) days after the close of each month, the Ceding Company shall send the Reinsurer a copy of a statement that references this Agreement and lists first year and renewal reinsurance premiums, expense allowances, benefits, statutory reserves and other data mutually agreed upon by both parties as described in Exhibit III.

     c) If the net reinsurance premium balance is payable to the Reinsurer, the Ceding Company must include this payment with the statement. If the net reinsurance premium balance is not received by the Reinsurer within thirty (30) days after the close of the month, the reinsurance premiums for all of the reinsurance risks listed on the statement will be delinquent.

     d) When reinsurance premiums due the Reinsurer are deemed delinquent, as defined in paragraph 9.01 c) above, a compound interest penalty may be assessed each month the premiums remain delinquent. Interest shall be calculated from the day following the date the premiums are due and payable to the day such premium payment is mailed or the last day of the accounting period, whichever comes first, regardless of holidays and weekends. The rate of interest charged each month shall be the lesser of (i) the 30 Day Treasury Bill rate as published in the Money Rate Section or any successor section of the Wall Street Journal on the first business day following the date the premiums are deemed delinquent or (ii) the maximum rate allowed by law in the State of New York. Premiums and interest penalties that remain unpaid shall be carried forward into the next month's interest penalty calculation.

9.02 TERMINATION BECAUSE OF NON-PAYMENT OF PREMIUM.

     a) When reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on the statement by giving the Ceding Company thirty (30) days' written notice. As of the close of this thirty-day period, all of the Reinsurer's liability shall terminate for:

          i)   The risks described in the preceding sentence and

          ii) The risks where the reinsurance premiums became delinquent during the thirty-day period.

     b) Regardless of these terminations, the Ceding Company shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer.

9.03 REINSTATEMENT OF A DELINQUENT STATEMENT. The Ceding Company may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums, including the interest penalty as defined above, for the risks in force prior to the termination. However, the Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the day the Reinsurer receives the required back premiums and any assessed interest.

9.04 PAYMENT OF REINSURANCE PREMIUM BALANCE BY THE REINSURER. If the net reinsurance premium balance is payable to the Ceding Company, the Reinsurer must remit payment to the Ceding Company within thirty (30) days after receiving the statement.

9.05 IN FORCE LIST. Within sixty (60) days after the close of the calendar year, the Ceding Company shall send the Reinsurer an in force listing of all policies reinsured under this Agreement. Such listing shall include the data specified in
Exhibit III.

                                   ARTICLE 10

                                  REINSTATEMENT

10.01 LAPSES. If insurance lapses for nonpayment of premium and is reinstated under the terms of the particular policy and the Ceding Company's usual reinstatement practices and procedures, the reinsurance shall be reinstated by the Reinsurer as of the date of reinstatement. The Ceding Company must pay the Reinsurer all back reinsurance premiums and interest in the same manner as the Ceding Company received insurance premiums and interest under the particular policy.

10.02 REINSTATEMENT. On a particular policy ceded to the Reinsurer on an automatic basis, reinstatement of reinsurance shall be automatic. On a particular policy ceded to the Reinsurer on a facultative basis, reinstatement of reinsurance shall require written approval of the Reinsurer in the event that the policy was not reinstated within the time limit mandated by the policy.

                                   ARTICLE 11

                      REDUCTIONS, TERMINATIONS AND CHANGES

11.01 REPLACEMENT OR CHANGE. If there is a contractual or non-contractual replacement or change in a particular policy reinsured under this Agreement, including, but not limited to, conversions or exchanges where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required or plans of internal replacement where full underwriting evidence is required, the policy shall continue to be reinsured by the Reinsurer under this Agreement provided it meets the initial minimum amount stated in Schedule A.

11.02 EARLY RECAPTURE. If at the time of a contractual or non-contractual replacement or change as described in 11.01 above, the Ceding Company elects not to continue to reinsure a particular policy with the Reinsurer, the Ceding Company must pay the Reinsurer an early recapture charge which shall be a mutually acceptable reasonable actuarial representation of the Reinsurer's estimated present value of future profits under this Agreement.

11.03 INCREASE IN FACE AMOUNT. If the face amount of a particular policy reinsured under this Agreement increases and

     a)   The increase is subject to new underwriting evidence and

          i) The original policy was reinsured automatically, the provisions of Article 3 shall apply to the increase in reinsurance.

          ii) The original policy was reinsured facultatively, the provisions of Article 4 shall apply to the increase in reinsurance.

     b) The increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance but not to exceed the automatic binding limits as stated in Schedule B.

11.04 If the face amount of a particular policy reinsured under this Agreement is increased or reduced, the reinsurance for the particular policy involved shall be increased or reduced by the same amount on the effective date of increase or reduction.

11.05 RETAINED REINSURANCE. If any portion of the total face amount of a particular policy retained by the Ceding Company reduces or terminates, any reinsurance under this Agreement based on the same life shall also be reduced or terminated. The Ceding Company shall reduce its reinsurance by applying the retention limits that were in effect at the time the policy was issued. The Ceding Company shall not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

11.06 REDUCTION PROCEDURE. The Ceding Company must first reduce the reinsurance of the particular policy that has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced shall be effected in the inverse order in which the particular policy was first reinsured.

11.07 MORE THAN ONE REINSURER. If the reinsurance of a particular policy is shared by more than one reinsurer, the Reinsurer's percentage of the increased or reduced reinsurance shall be the same as its initial percentage of reinsurance of the policy.

11.08 TERMINATION. If a particular policy reinsured under this Agreement is terminated, the reinsurance for the policy shall be terminated on the effective date of termination.

11.09 FACULTATIVE CHANGE. On facultative reinsurance, if the Ceding Company wishes to reduce the mortality rating on a particular policy, this reduction shall be subject to the facultative provisions of this Agreement.

11.10 REFUND. The Reinsurer shall refund to the Ceding Company all unearned reinsurance premiums, less applicable allowances but excluding policy fees, arising from reductions, terminations and changes as described in this Article.

11.11 EXTENDED TERM OR REDUCED PAID-UP. If applicable, changes as a result of extended term or reduced paid-up shall be handled the same as reductions as described above.

                                   ARTICLE 12

                                     CLAIMS

12.01 NOTIFICATION. The Ceding Company shall promptly notify the Reinsurer in writing whenever the Ceding Company has received notice of a claim where reinsurance under this Agreement is involved. If a survivor life plan is involved, the Ceding Company shall notify the Reinsurer of each death as soon as possible after it has occurred.

12.02 LIABILITY. The Reinsurer's liability for the insurance benefits reinsured under this Agreement shall be subject to the same terms and conditions of the particular policy under which the Ceding Company is liable.

12.03 CONTESTABLE PERIOD OR INCONTESTABLE PERIOD (RETAINED LESS THAN 50%). If a claim is made within the contestable period, as defined in the particular policy, or under the incontestable period where the Ceding Company has retained less than fifty (50) percent of the amount of the insurance issued, the Ceding Company shall await the Reinsurer's opinion before admitting any liability or making any settlement with the claimant. The Ceding Company must submit a copy of all papers connected with the claim to the Reinsurer. After the Reinsurer has reviewed all the claim papers, the Reinsurer shall provide the Ceding Company with an opinion as to how the Reinsurer would have handled the claim had it been the Reinsurer's claim. The Reinsurer shall provide the Ceding Company with an opinion within ten (10) working days after the Reinsurer has received a copy of all papers connected with the claim. If the Reinsurer does not respond within this ten-day period, it shall be presumed that the Reinsurer is agreeable to the payment of the claim. However, given the Ceding Company's relationship with its claimant, the Ceding Company is not obligated to follow the Reinsurer's opinion.

12.04 INCONTESTABLE PERIOD (RETAINED 50% OR MORE). If a claim is made within the incontestable period and the Ceding Company has retained fifty (50) percent or more of the amount of insurance issued, the Reinsurer shall accept the decision of the Ceding Company on the payment of a claim.

12.05 PAYMENT. The Ceding Company shall provide the Reinsurer with proper claim papers and proofs when requesting payment. The Reinsurer shall pay its share of each claim in a lump sum without regard to the form of claim settlement by the Ceding Company.

12.06 INTEREST. If the Ceding Company is obliged by applicable state law or court order to pay interest from a specified date, such as the date of death of an insured, on a particular policy, the Reinsurer shall pay its share of the claim at the same rate and for the same period as that which the Ceding Company is required, excluding extra-contractual obligations.

12.07 CONTEST, COMPROMISE OR LITIGATION. The Ceding Company shall promptly notify the Reinsurer in writing of the Ceding Company's intention to contest, compromise or litigate a claim. The Ceding Company shall provide the Reinsurer with all papers and the Reinsurer shall have an opportunity to review the papers. Within fifteen (15) working days after receipt of all the necessary papers, the Reinsurer shall have the following options:

     a) Decline to participate in the contest, compromise or litigation of the claim. The Reinsurer shall thereafter discharge its liability with respect to any contested, compromised or litigated claim by paying to the Ceding Company the Reinsurer's proportionate share of the claim as if there had been no controversy. Upon such discharge, the Reinsurer shall not be liable for any portion of any "routine expenses" or "non-routine expenses," as defined in paragraph 12.08 below, incurred with respect to such claim, nor shall the Reinsurer share in any reduced settlement.

     b) After consultation with the Ceding Company, the Reinsurer agrees to pay its share based on the results of the contest, compromise or litigation (agreement to be communicated by the Reinsurer to the Ceding Company in writing). The Ceding Company will pay its share of all "routine expenses" and the Reinsurer will pay its share of all "non-routine expenses," as defined in paragraph 12.08 below, of the contest, compromise or litigation.

12.08 ROUTINE/NON-ROUTINE EXPENSES. For the purpose of this Article, the term "routine expenses" shall mean fees, charges, costs and expenses of retained legal and investigative personnel, excluding employees, that are incurred in rescinding a policy, contesting a policy or litigating a claim. The term "non-routine expenses" of the contest shall mean any penalties, attorney's fees and interest imposed automatically by statute against the Ceding Company which arise solely out of any judgment rendered against the Ceding Company in a suit for policy benefits. However, "non-routine expenses" shall not include extra-contractual damages. Notwithstanding the foregoing definitions, the Reinsurer shall not be liable for any office expenses or salaries or expenses of employees of the Ceding Company, or of any subsidiary or affiliate of the Ceding Company, incurred in connection with the administration of the business reinsured pursuant to this Agreement or the disposition of a claim, loss or legal proceeding (including investigation, negotiation, legal expenses and court costs).

12.09 MISSTATEMENT OF AGE OR SEX. If the amount of insurance provided by any policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex that is established after the death of the insured, the Reinsurer shall share in the increase or reduction in the proportion that the net liability of the Reinsurer bears to the total of the net liability of the Ceding Company and the net liability of all reinsurers, including the Reinsurer, immediately prior to such increase or reduction. The reinsurance shall be restructured from commencement on the basis of the adjusted amount using premiums and reserves for the correct age or sex. The adjustment for the difference in reinsurance premiums and any associated commissions or allowances, dividends, policy value or reserves shall be made without interest.

                                   ARTICLE 13

                            EXTRA-CONTRACTUAL DAMAGES

13.01 DEFINITIONS. For purposes of this Article, the following are definitions of elements of extra-contractual damages:

     a) "Punitive Damages" are those damages awarded as a penalty, the amount of which is not governed or fixed by statute;

     b) "Statutory Damages" are those amounts awarded as a penalty, but are fixed in amount by statute;

     c) "Compensatory Damages" are those amounts awarded to compensate for actual damages sustained and are not awarded as a penalty or fixed in amount by statute.

13.02 EXTRA-CONTRACTUAL DAMAGES. Extra-contractual damages are defined as punitive, statutory or compensatory damages due to the Ceding Company's negligence, oppression, malice, fault, wrongdoing or bad faith in connection with an award against the Ceding Company in excess of the limits of the policy reinsured as a result of, but not limited to, an act, omission or course of conduct committed solely by the Ceding Company in connection with the benefits payable under a particular policy reinsured under this Agreement.

13.03 EXCEPTION. Except as provided in paragraph 13.04 below, the Reinsurer shall not be liable for any extra-contractual damages.

13.04 ASSESSMENT OF DAMAGES. The Reinsurer recognizes that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. The Reinsurer may be liable for any punitive, statutory or compensatory damages awarded or assessed against the Ceding Company if the Reinsurer elected to join in the contest, litigation or denial of the claim, in writing, and actively directed, participated in, consented to or ratified the act, error, omission or course of conduct of the Ceding Company that ultimately resulted in the award or assessment of punitive, statutory or compensatory damages. The extent of such sharing is dependent on the good faith assessment of culpability in each case, but all factors being equal, the division of such assessment would be in proportion to what impact the Reinsurer's opinion had on such damages.

13.05 LEGAL FEES. If the Reinsurer has liability for damages as stated in paragraph 13.04 above, the Reinsurer shall reimburse the Ceding Company for its share of reasonable legal fees incurred in defense of punitive, statutory or compensatory damages.

                                   ARTICLE 14

                       INCREASE IN RETENTION AND RECAPTURE

14.01 The reinsurance under this Agreement shall be maintained in force without reduction except as specifically provided for in this Agreement.

14.02 The Ceding Company may increase its retention limit on new business being issued at any time by giving written notice to the Reinsurer of the new retention limit and the effective date of such increases.

14.03 The Ceding Company shall have the option of recapturing the reinsurance under this Agreement in the event the Ceding Company increases its retention limit. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety (90) days after the effective date of the retention limit increase. If the recapture option is not exercised within ninety
(90) days after the effective date of the retention limit increase, the Ceding Company may choose to recapture not later than two (2) years after the date of retention limit increase.

14.04 If the Ceding Company exercises its option to recapture, then the following rules apply:

     a) The Ceding Company shall reduce all eligible reinsurance on each individual risk on which it retained its retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded.

     b) The Ceding Company shall increase its total amount of insurance on the individual risk up to its new retention limit by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance shall be the same as the Reinsurer's initial percentage of the reinsurance on the individual risk.

     c) No reduction of reinsurance due to recapture shall occur until the later of the following dates:

          i) The policy anniversary date immediately following the effective date the recapture program begins and

          ii) The number of years stated in Schedule A starting with the original "policy date."

14.05  Reinsurance  shall not be eligible for recapture on an individual risk if
(a) the Ceding Company retained less than its retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain any of the individual risk.

14.06 In the event the Ceding Company overlooks any reduction in the amount of reinsurance on a particular policy, because of an increase in the Ceding Company's retention, the acceptance by the Reinsurer of reinsurance premiums under these circumstances shall not constitute a liability on the part of the Reinsurer for such reinsurance. The Reinsurer shall be liable only for a refund of premiums.

                                   ARTICLE 15

                                   INSOLVENCY

15.01 In the event of the Ceding Company's insolvency and the appointment of a conservator, liquidator, or statutory successor, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this Section shall be made directly to the Ceding Company or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the Ceding Company's insolvency.

15.02 In the event of the Ceding Company's insolvency, the conservator, liquidator, or statutory successor shall give written notice of the pendency of a claim against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed. The Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its conservator, liquidator, or statutory successor.

15.03 The expenses incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to this claim, the expense shall be shared as though such expense had been incurred by the Ceding Company.

                                   ARTICLE 16

                                   ARBITRATION

16.01 As a condition precedent to any right of action hereunder, any dispute or difference between the Ceding Company and the Reinsurer relating to the interpretation or performance of this Agreement, including its formation or validity, or any transaction under this Agreement, whether arising before or after termination, shall be submitted to arbitration. Arbitration shall be the method of dispute resolution, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from arbitration proceeding by applicable state law of the insolvency.

16.02 Arbitration shall be initiated by the delivery of written notice of demand for arbitration by one party to another. Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration.

16.03 The arbitrators and umpire shall be present or former disinterested officers of life reinsurance or insurance companies other than the two parties to the Agreement or any company owned by, or affiliated with, either party. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint the umpire. If either party refuses or neglects to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on an umpire within sixty (60) days of the appointment of the second appointed arbitrator, each of the two arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The umpire shall be chosen from the remaining two nominations by drawing lots.

16.04 The arbitration hearings shall be held in the city in which the Ceding Company's head office is located or any such other place as may be mutually agreed. Each party shall submit its case to the arbitrators and umpire within one hundred and eighty (180) days of the selection of the umpire or within such longer period as may be agreed.

16.05 The arbitration panel shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The arbitration panel shall interpret this Agreement as an honorable engagement; they are relieved of all judicial formalities and may abstain from following strict rules of law. The arbitration panel shall be solely responsible for determining what shall be considered and what procedure they deem appropriate and necessary in the gathering of such facts or data to decide the dispute.

16.06 The decision in writing of the majority of the arbitration panel shall be final and binding upon the parties. Judgment may be entered upon the final decision of the arbitration panel in any court having jurisdiction.

16.07 The jointly incurred costs of the arbitration are to be borne equally by both parties. Jointly incurred costs are specifically defined as any costs that are not solely incurred by one of the parties (e.g., attorney's fees, expert witness fees, travel to the hearing site, etc.). Costs incurred solely by one of the parties shall be borne by that party. Once the panel has been selected, the panel shall agree on one billable rate for each of the arbitrators and umpire and that sole cost shall be disclosed to the parties and become payable as a jointly incurred cost as described above.

16.08 If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for the purposes of this Arbitration Article, provided however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability under the terms of the Agreement from several to joint.

                                   ARTICLE 17

                                     DAC TAX
                         SECTION 1.848-2(G)(8) ELECTION

17.01 If applicable, both parties agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for all subsequent taxable years for which this Agreement remains in effect.

17.02 The term "party" shall refer to either the Ceding Company or the Reinsurer as appropriate.

17.03 The terms used in this Article are defined by reference to Section 1.848-2 of the Income Tax Regulations in effect December 1992.

17.04 The party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986.

17.05 Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

17.06 The Ceding Company shall submit a schedule to the Reinsurer by April 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by one of the Ceding Company's officers stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

17.07 The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

17.08 If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If both parties reach agreement on an amount of net consideration, each party shall report such amount in its respective tax returns for the previous calendar year.

                                   ARTICLE 18

                                ENTIRE AGREEMENT

18.01 This Agreement supersedes any and all prior discussions and understandings between the parties and, upon its execution, constitutes the sole and entire Agreement between the parties with respect to the reinsurance provided hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to the Agreement shall be null and void unless made by a written amendment signed by both the Ceding Company and the Reinsurer. Any waiver shall constitute a waiver only in the circumstances for which it was given and shall not be a waiver of any future circumstance.

                                   ARTICLE 19

                                 SERVICE OF SUIT

19.01 It is agreed that in the event the obligations under this Agreement are not performed by the Reinsurer, at the request of the Ceding Company, the Reinsurer shall submit to the jurisdiction of any court of competent jurisdiction within the United States and shall comply with all the requirements necessary to give that court jurisdiction. All matters arising under this Agreement shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process, in any such suit, may be made upon any then duly elected officer of the Reinsurer (agent for service of process) at 401 North Tryon Street, Suite 800, Charlotte, North Carolina 28202. The Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal, for any suit instituted against the Reinsurer under this Agreement.

19.02 The agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Ceding Company, give a written undertaking to the Ceding Company that the agent will enter a general appearance on behalf of the Reinsurer in the event such a suit is instituted.

19.03 The Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or his successor or successors in office, for the State of New York, as its true and lawful agent for service of process (in addition to the above named agent), who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary arising out of this Agreement, and hereby designates the above named as the person to whom the Ceding Company is authorized to mail such process or a true copy thereof.

                                   ARTICLE 20

                               GENERAL PROVISIONS

20.01 INSPECTION OF RECORDS. Either company, their respective employees or authorized representatives, may audit, inspect and examine, during regular business hours, at the home office of either company, any and all books, records, statements, correspondence, reports, trust accounts and their related documents or other documents that relate to the policies covered hereunder. The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners. The company performing a routine audit shall provide five (5) working days advance notice to the other party. The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities will be borne solely by such party.

20.02 REPRESENTATIONS AND WARRANTS. The Ceding Company and the Reinsurer agree that all matters with respect to this Agreement require their utmost good faith. Each party represents and warrants to the other party that it is solvent on a statutory basis in all jurisdictions in which it does business or is licensed. Each party agrees to promptly notify the other party of any material change in its financial condition. The Reinsurer has entered into this Agreement in reliance upon the Ceding Company's representations and warranties. Each party affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a material change in underwriting or issue practices or philosophy or a change in each party's ownership or control.

20.03 ASSIGNMENT OR TRANSFER. Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by the Ceding Company without prior written consent of the Reinsurer. Such approval shall not unreasonably be withheld.

If it is determined that such sale, assignment or transfer would result in a material adverse economic impact to the Reinsurer, and the Reinsurer so objects, this Agreement shall be terminated with respect to all policies reinsured under this Agreement. The Ceding Company and the Reinsurer agree to mutually calculate a termination charge that shall be paid by the Ceding Company to the Reinsurer upon the transfer.

The provisions of this Section 20.03 are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

20.04 SEVERABILITY. If any term or provision under this Agreement shall be held or made invalid, illegal or unenforceable by a court decision, statute, rule or otherwise, such term or provision shall be amended to the extent necessary to conform with the law and all of the other terms and provisions of this Agreement shall remain in full force and effect. If the term or provision held to be invalid, illegal or unenforceable is also held to be a material part of this Agreement, such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

20.05 PARTIES TO AGREEMENT. This Agreement is solely between the Ceding Company and the Reinsurer. There is no third party to this Agreement. Reinsurance under this Agreement shall not create any right or legal relationship between the Reinsurer and any other person, for example, any insured, policy owner, agent, beneficiary or assignee. The Ceding Company further agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company.

20.06 OFFSET. All monies due either company under this Agreement may be offset against each other, dollar for dollar, regardless of any insolvency of either party unless otherwise prohibited by law. If the Reinsurer advances payment through offset of any claim it is contesting and prevails in the contest, the Ceding Company shall return such payment plus interest calculated as per the provisions of paragraph 9.01 d) of this Agreement.

20.07 GOVERNING LAW. In the event of litigation, the parties shall submit to the competent jurisdiction of a court in the State of New York and shall abide by the final decision of such court. This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of New York, exclusive of the rules with respect to conflicts of law. In all cases, the State of New York applies with respect to rules for credit for reinsurance.

20.08 OTHER LAWS. It is the intention of the Ceding Company and the Reinsurer to comply with all applicable laws, statutes, regulations and rules. The Ceding Company is responsible for compliance with all such laws, statutes, regulations and rules applicable to the sale and solicitation of policies reinsured under this Agreement including, but not limited to, the requirements of the USA PATRIOT Act and the United States Department of the Treasury's Office of Foreign Asset Control (hereinafter referred to as "OFAC"). Should either party receive information that a policy reinsured under this Agreement may insure or be owned, transferred or payable to or be brokered or sold by a Specially Designated National (hereinafter referred to as "SDN"), as such term is defined by OFAC, that party shall provide such information to the other party. In no event shall the Reinsurer be liable for reinsurance unless the issuance of insurance by the Ceding Company met the OFAC regulatory requirements. No reinsurance claim shall be payable on a policy insuring, owned by or payable to a SDN that does not hold a valid OFAC license.

20.09 EXPENSES. The Ceding Company shall pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

20.10 ERRORS AND OMISSIONS. Unintentional clerical errors, omissions or misunderstandings in the administration of this Agreement by either the Ceding Company or the Reinsurer shall not invalidate the reinsurance hereunder provided the error, omission or misunderstanding is corrected promptly after discovery. Both companies shall be restored, to the extent possible, to the position they would have occupied had the error, omission or misunderstanding not occurred, but the liability of the Reinsurer under this Agreement shall in no event exceed the limits specified herein.

20.11 SCHEDULES, EXHIBITS AND PARAGRAPH HEADINGS. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

20.12 DEFINITIONS. The definitions that apply in the interpretation of this Agreement are located in Schedule C.

                                   ARTICLE 21

                          COMMENCEMENT AND TERMINATION

21.01 This Agreement shall be effective as of March 29, 2004 and shall remain in force for an indefinite period. Either the Ceding Company or the Reinsurer may terminate the Agreement for new business by giving ninety (90) days written notice by certified or registered mail to the other party. The day the notice is deposited in the mail addressed to an officer of the other company shall be the first day of the ninety-day period.

21.02 During this ninety-day period, the Reinsurer shall continue to accept and the Ceding Company shall continue to cede any new policies issued prior to the termination of this ninety-day period.

21.03 All automatic reinsurance that has been placed in effect prior to the expiration date set forth in the notice and all facultative reinsurance approved by the Reinsurer based upon an application the Reinsurer received prior to the expiration date set forth in the notice shall remain in effect in accordance with the terms of this Agreement until the reinsured policy's natural expiration or as specified otherwise in this Agreement.

21.04  This  Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


Executed in duplicate by                                      Executed in duplicate by
JACKSON NATIONAL  LIFE INSURANCE                              TRANSAMERICA FINANCIAL LIFE INSURANCE
COMPANY OF NEW YORK                                           COMPANY

on                                            , 2004.         on                                         , 2004.
   -------------------------------------------                   ----------------------------------------


By:                                                           By:
   --------------------------------------------------            -----------------------------------------------
     Title

By:                                                           By:
   --------------------------------------------------            -----------------------------------------------
     Title

                                   SCHEDULE A

                                 SPECIFICATIONS


1.   TYPE OF BUSINESS                       Life insurance issued directly by the Ceding Company.

2.   PLANS OF INSURANCE                     NY Perspective Investor VUL (1802NY), Terminal Illness Benefit Rider, Schedule Term
                                            Insurance Rider, Other Insured Term Insurance Rider.

                                            EXCLUDED RIDERS:  Accelerated Living Benefit,  Waiver of Specified Premium,
                                            Children Insurance and Guaranteed Minimum Death Benefit,  Waiver of Monthly
                                            Deductions Rider.

3.   BASIS OF REINSURANCE                   [REDACTED]   of  the  excess  over  the  Ceding   Company's   retention
                                            specified in Schedule B.

4.   MAXIMUM ISSUE AGE                      Preferred Plus Class 80
     (ANB Basis)                            Other than Preferred Plus Class 90

5.   MAXIMUM MORTALITY                      Each individual risk must not exceed Table 16, Table P, [REDACTED] or its equivalent on a flat extra premium basis.

6.   MINIMUM AMOUNTS
         Initial - Automatic                [REDACTED]
         Initial - Facultative              [REDACTED]
         Subsequent                         [REDACTED]

7.   YEARS TO RECAPTURE                     20 years  upon  increase  in the  Ceding  Company's  maximum  retention limit.

                                                        SCHEDULE B

                                                          LIMITS


1.   LIFE

----------------------------------------------------------------------------------------------------------------------------
                                     CEDING COMPANY             AUTOMATIC                        TOTAL POOL
                                       RETENTION
----------------------------------------------------------------------------------------------------------------------------
      AGE            RATE                LIMIT                BINDING LIMIT*                       BINDING
----------------------------------------------------------------------------------------------------------------------------
    0 - 65         Std - T 2           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
    0 - 65         T 3 - T 8           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
    0 - 65        T 9 - T 16           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
    66 - 75        Std - T 2           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
    66 - 75        T 3 - T 8           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
    66 - 75        T 9- T 16           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
      76+          Std - T 2           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
      76+         T 3 - T 16           [REDACTED]               [REDACTED]                       [REDACTED]
----------------------------------------------------------------------------------------------------------------------------
*4 (four) times the Ceding Company's retention except age 76+, T 3 - T 16.

2.   JUMBO:

         Life [REDACTED]

3.   POOL BINDING:

         Life                               "See Above Table"


4. CONDITIONAL RECEIPT: [REDACTED]

                                   SCHEDULE C

                                   DEFINITIONS

1.   AUTOMATIC                          Insurance which must be ceded by the
                                        Ceding company in accordance with
                                        the terms of the Agreement and must be
                                        accepted by the Reinsurer.

2.   EXCESS                             The Reinsurer agrees to reimburse the
                                        Ceding Company for all losses or a
                                        large portion of the losses over the
                                        Ceding Company's retention. The
                                        Reinsurer becomes involved in a loss
                                        only after the loss has exceeded the
                                        Ceding Company's retention.

3.   FACULTATIVE                        Insurance which the Ceding Company has
                                        the option to cede and the Reinsurer has the option to accept or decline individual risks.

4.   INITIAL MINIMUM AMOUNT             The  smallest  amount of  reinsurance
                                        permitted  at the  inception  of the
                                        reinsurance transaction.

5.   LIFE PREMIUMS                      YEARLY RENEWABLE TERM (YRT) - Under the
                                        YRT method, the Reinsured transfers to
                                        the Reinsurer the mortality risk on
                                        either a net amount at risk basis or on
                                        an approximation of the net amount at
                                        risk basis.

                                        FLAT EXTRA - Flat extra ratings usually
                                        apply to applicants in hazardous
                                        occupations or avocations or with
                                        certain physical impairments of a
                                        temporary nature.

                                        SUBSTANDARD TABLE EXTRA - Substandard
                                        table extra ratings usually apply to
                                        physically impaired lives.

6.   POOL                               An organization of insurers or
                                        reinsurers through which particular
                                        types of risks are underwritten with
                                        premiums, losses and expenses shared in
                                        agreed amounts.

7.   QUOTA SHARE                        A form of reinsurance indemnifying the
                                        Ceding Company against a fixed
                                        percentage of loss on each risk
                                        covered in the Agreement.

8.   CEDING COMPANY                     A company which transfers all or part
                                        of the insurance it has written to
                                        another company.

9.   REINSURER                          A company which assumes all or part of
                                        the insurance written by another
                                        company.

10.  RETENTION                          The amount of insurance which the
                                        Ceding Company keeps for its own
                                        account and does not reinsure in any
                                        way.

11.  RISK                               Insurance on an individual life.

12.  SUBSEQUENT
     MINIMUM AMOUNT                     The smallest amount of reinsurance
                                        permitted after the inception of the
                                        reinsurance transaction.

13.  POINT-IN-SCALE                     Reinsurance premiums are based on the
                                        issue age and duration of the original
                                        reinsured policy.

                                    EXHIBIT I

           INSTRUCTIONS FOR THE PREMIUMS PER [REDACTED] OF REINSURANCE

1. Reinsurance premiums under this Agreement shall be payable annually in advance and are due in the month of policy issue and subsequent policy anniversaries regardless of how the Ceding Company receives premiums from its insured.

2.   LIFE - STANDARD & SUBSTANDARD
     TABLE EXTRA PREMIUMS The reinsurance premiums for the risk involved shall be an amount equal to a percentage below of the COI rates, varying by gender, class and duration, shown in Exhibit II:

First Year      0%

VUL BASE PLAN: (% OF COI'S)
SEX AND CLASS                        DURATION 2-20               DURATION 21+
Male Preferred Plus                   [REDACTED]                  [REDACTED]
Male Preferred                        [REDACTED]                  [REDACTED]
Male Standard                         [REDACTED]                  [REDACTED]
Male Preferred Tobacco                [REDACTED]                  [REDACTED]
Male Tobacco                          [REDACTED]                  [REDACTED]
Female Preferred Plus                 [REDACTED]                  [REDACTED]
Female Preferred                      [REDACTED]                  [REDACTED]
Female Standard                       [REDACTED]                  [REDACTED]
Female Preferred Tobacco              [REDACTED]                  [REDACTED]
Female Tobacco                        [REDACTED]                  [REDACTED]

OTHER INSURED RIDER: (% OF COI'S)
SEX AND CLASS                        DURATION 2-20               DURATION 21+
Male Preferred Plus                   [REDACTED]                  [REDACTED]
Male Preferred                        [REDACTED]                  [REDACTED]
Male Standard                         [REDACTED]                  [REDACTED]
Male Preferred Tobacco                [REDACTED]                  [REDACTED]
Male Tobacco                          [REDACTED]                  [REDACTED]
Female Preferred Plus                 [REDACTED]                  [REDACTED]
Female Preferred                      [REDACTED]                  [REDACTED]
Female Standard                       [REDACTED]                  [REDACTED]
Female Preferred Tobacco              [REDACTED]                  [REDACTED]
Female Tobacco                        [REDACTED]                  [REDACTED]




                                        The  substandard  table extra premium  shall be an  additional  [REDACTED]%
                                        per table rating


3.   FLAT EXTRA PREMIUMS                The flat extra  premium  shall be the annual flat extra  premium  which the
                                        Ceding  Company  charges  its  insured  on  that  amount  of the  insurance reinsured less the following discounts:

                                                                         FIRST            RENEWAL
                                        FLAT EXTRA PREMIUM               YEAR              YEARS

                                        More than 5 years              [REDACTED]         [REDACTED]
                                        5 years or less                [REDACTED]         [REDACTED]


4.   RENEWAL, CONVERSION
     OR EXCHANGE OF
     INSURANCE                          The renewal, conversion or exchange of
                                        insurance shall be considered as a
                                        continuation of the original insurance.
                                        Future premiums shall be calculated on a point-in-scale basis, using the risk class percentages above of the COI rates in Exhibit II.

                                   EXHIBIT II

                                  YRT PREMIUMS

                                   EXHIBIT III

                                     REPORTS

                           --------------------. ----
                         (Reporting Period/Ending Date)

Treaty Date
Treaty Number
Reinsurance Method
Client Policy Number
Automatic/Facultative Indicator
Joint Life Indicator
Name
         Last Name
         First Name
         Middle Initial
Date of Birth
Issue Age
Gender
State of Residency
Table Rating
Smoker Indicator
Preferred Risk Indicator
Issue Month/Day/Century/Year
Age Basis
Original Plan Code
Plan Description (i.e., WL. R&C, GPWL)
Plan Type (i.e., perm, term, UL, End, Ann.)
Face Amount Issued
Original Amount Reinsured
Current Amount Reinsured
Life Standard Premium
Life Substandard Premium
Flat Extra Premium
Length of Flat Extra Premium
W.P. Premium
ADB Premium
Rider Premium
Life Standard Discount
Life Substandard Discount
Flat Extra Allowance
W.P. Allowance
ADB Discount
Rider Discount
Termination Date
Reinstatement Date

SPECIAL PRODUCTS (required if applicable)
If Joint, Type (i.e., last survivor, 1st to die)
Joint Insured Name
         Joint Last Name
         Joint First Name
         Joint Middle Initial
Joint Issue Age
Term Additions Indicator
Accelerated Benefit Indicator
Long Term Care Indicator
Purchase Options
Dividends
Policy Fee
Cash Value

FIRST YEAR PREMIUM (required)

First Year Premium
First Year Discount
First Year Net Premium Due

ADDITIONAL DATA ITEMS (not required)
Par/NonPar Indicator
Social Security number
Years From Issue to Conversion
Reinsurance Premium Mode
Retention Amount
Cash Value
First Year/Renewal Indicator



                                 POLICY EXHIBIT


                           CURRENT PERIOD                                       YEAR-TO-DATE


                                       NO.       AMOUNT OF                                              NO.          AMOUNT OF
                                  OF POLICIES   REINSURANCE                                         OF POLICIES     REINSURANCE


In Force Beg. Of Period                                                 In  Force  Beg.  Of
Year

Issues-Automatic                                                        Issues-Automatic

Issues-Facultative
Issues-Facultative

Cancellations (NTO's)                                                   Cancellations
(NTO's)

Reinstatements                                                          Reinstatements

Other Increases                                                         Other Increases

         TOTAL INCREASES                                                         TOTAL INCREASES

Deaths                                                                  Deaths

Recaptures                                                              Recaptures

Expiries & Maturities                                                   Expiries & Maturities

Lapses & Surrenders                                                     Lapses & Surrender

Other Decreases                                                         Other Decreases

         TOTAL DECREASES                                                         TOTAL DECREASES

In Force End of Period                                                                  In Force Year-to-Date





                                                                                   VALUATION RESERVE FOR
                                                                                SELF-ADMINISTERED BUSINESS
                                                                                      AS OF MM/DD/YY

                ISSUE    REINSURANCE                  UNITS       ANNUALIZED        NET VALUATION       LIFE RESERVES       RESERVE
                                                                                                  ------------------------
    TREATY #     YEAR      TYPE       # OF POLICIES  REINSURED    GROSS PREMIUMS     PREMIUMS      STATUTORY      TAX       METHOD*
    --------     ----      ----       -------------  ---------    --------------     --------      ---------      ---       -------

       TA001     1991      YRT/
                 1992  Co-insurance/
                 1993     Modco
                :
                 1998
                 1999

              Total

       TA002     1993
                 1994
                 1995
                :
                 1998
                 1999
              Total

       TA003     1997
                 1998
                 1999
              Total


                SUPPLEMENTARY RESERVES
  ---------------------------------------------------
   SUBSTANDARD      WP    AI    DEFICIENCY     OTHER
   -----------      --    --    ----------     -----





* Please describe exact method of calculating reinsurance reserves, i.e., unearned gross premiums or 1/2 Cx. If the business is co-insured, specify mortality table, interest rate and method used (curtate or continuous CRVM) but not less than 1/2 Cx, or CRVM humpback. Mean or Interpolated. Used XXX or Regulation 147. Does it include provision for immediate payment of claims?

As the valuation actuary of the below named company, I certify that the information above is correct as shown.

Company:

Signature:
          -------------------------------------------------------------

Name:
     ------------------------------------------------------------------

Title:
      -----------------------------------------------------------------

Date:
     ------------------------------------------------------------------